UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal to Enter Civilian Personal Protection Market with Pepper Spray Cloud Shooter, a Superior Advancement Over Common Pepper Spray Devices

Marketing Step to Expand Company Sales Beyond Traditional Law Enforcement and Military Customers to the Much Larger Civilian Sector for Future Sales to the General Public

SARNIA, ON / May 26, 2021 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, plans to enter the civilian personal protection market with a newly developed product that offers a superior level of protection to common pepper spray devices.

Ordinarily, most pepper spray products squirt a straight line stream which an assailant can simply dodge or duck. The new Lamperd Pepper Spray Cloud Shooter instantly disburses a large, red cloud of powerful but harmless pepper mist up to 5 feet away which is much more difficult to avoid. This advancement can give the user a much better chance and more time to escape an attack.

The Lamperd Pepper Spray Cloud Shooter is a trigger pumped device that can deliver 25 shots or more and is also reloadable. The pepper formula has a distinct red color which can add further deterrent to an aggressor as a visual warning. The bottom of the 4oz container is clear to allow a view of how much pepper formula remains.

There is no high pressure component to this product for safety and simplicity of shipment. Also, since the only propellant is ordinary air pumped by the trigger, this product eco-friendly, which is not the case with other pepper spray dispensers. The specially formulated organic pepper solution and key product components are made by Lamperd Less Lethal at our manufacturing facility in Sarnia, Ontario.

A convenient belt holster is also available. A different version of this product is available for police and military use. NOTE: 4oz Refill Kits are available with Inert (no pepper) solution for training purposes.

Barry Lamperd, CEO of Lamperd Less Lethal, Inc. commented, “Lamperd has been providing some of the very best less lethal protection devices to police and military agencies all around the world for over 50 years. We are now planning to bring all of our expertise and production capability to the very large civilian personal protection market. Our team has addressed one of the most noted problems with pepper products currently sold today, that being the ease with which an attacker can simply dodge or duck a straight line stream. Our new Pepper Spray Cloud Shooter solves this serious problem by rapidly putting up a large cloud of our potent but harmless pepper compound which is much more difficult to avoid. This advantage could mean the difference between a tragedy and a safe escape for millions of persons who fear assault and wish to protect themselves with a more effective pepper spray device.”

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About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO (519) 344-4445
Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com
Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal
Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal
Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal
Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: May 26, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

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